Exhibit 99.2

CERTIFICATION RE: BOARD RESOLUTION

OF
RVPLUS, INC.

On JUNE 15, 2012 the board of directors adopted a valid resolution authorizing issuance of the following shares to the parties listed below for professional services to Company by non-cash service agreement(s) entered on June 15, 2012.

Name & address	Tax ID No.	No. of shares	Cost basis
APAC MEDIA GROUP LTD.	NON-US	4,000,000	$25,000.00
[Cook Islands]

TLC CAPITAL PARTNERS	NON-US	4,000,000	$25,000.00
[St. Kitts/Nevis]

CENTRE FOR CLIMATE CHANGE LTD
[Dominica]	NON-US	4,000,000	$25,000.00

La Societe Fiduciaire d'Economies de Phillipe de David
[Seychelles]	NON-US	4,000,000	$25,000.00

GREEN CLIMATE HOLDINGS LIMITED
[Belize]	NON-US	3,930,000	$24,562.00

These shares are to issued with legend

(or)

These shares are to be issued without legend based on (explain basis ________________
________________________________________________________________________
________________________________________________________________________)

Accordingly, please issue certificates representing the above shares and deliver them to
848 N. RAINBOW BLVD #3419
LAS VEGAS, NV 89107
ATTN: CENTRE FOR CLIMATE CHANGE

via: USPS, CERTIFIED	(if via Fedex, please specify whether the delivery address is a residence and if you want the cert(s) shipped so as to require a signature on delivery):

Please circle:	Residence:	yes or	☒ no
	Signature:	☒ yes	or no

Signed on this 19 day of DECEMBER 2012 by:

		Signature:	/s/ Cary Lee Peterson
Cary Lee Peterson

Attest:		Specify Title:
(Secretary, Treasurer, or other)
Signature:		Print Name:

Specify Title:	/s/ Cary Lee Peterson
Cary Lee Peterson (President, Vice President, or other officer)
Print Name:

Certification should be signed by two separate officers.